EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

OF INTEGRATED CANNABIS SOLUTIONS, INC.

In connection with the accompanying Annual Report on Form 10-K of Integrated Cannabis Solutions, Inc. for the year ended December 31, 2021, the undersigned, Matthew Dwyer, Principal Executive Officer/Chief Executive Officer of Integrated Cannabis Solutions, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended December 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of Integrated Cannabis Solutions, Inc.

Date: April 5, 2022

/s/ Matthew Dwyer
Matthew Dwyer
(Principal Executive Officer & Chief Executive Officer)